UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 8, 2024

MOVING iMAGE TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-40511	85-1836381
(Commission File Number)	(IRS Employer Identification No.)

17760 Newhope Street, Fountain Valley, CA	92708
(Address of Principal Executive Offices)	(Zip Code)

(714) 751-7998

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.00001 par value	MITQ	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modifications to Rights of Security Holders.

The disclosure required by this Item is included in Item 5.03 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 8, 2024, the Board of Directors (the “Board”) of Moving iMage Technologies, Inc. (the “Company”) approved amended and restated Bylaws (the “Amended and Restated Bylaws”) to the Company’s Bylaws, as amended, of the Company, effective immediately. The Amended and Restated Bylaws incorporate prior Amendment No. 1 and amend certain of the provisions of Article 2, Sections 10 and 14. The amendments set forth in the Amended and Restated Bylaws (1) address the universal proxy rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), by clarifying that no person may solicit proxies in support of a director nominee other than the Board’s nominees unless such person has complied with Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including applicable notice and solicitation requirements; (2) require that a stockholder directly or indirectly soliciting proxies from other stockholders use a proxy card color other than white; and (3) update various provisions of the Amended and Restated Bylaws to make certain technical and clarifying changes that address Rule 14a-19.

The foregoing summary of the Amended and Restated Bylaws does not purport to be complete and is subject to, and qualified in its entirety by reference to the Amended and Restated Bylaws, copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01	Other Events.

The Annual Meeting of Stockholders of the Company for fiscal year 2024 has been scheduled for March 12, 2024 (the “Annual Meeting”). The record date for stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof is January 17, 2024.

Because the Company’s Annual Meeting to be held during fiscal year 2024 has been changed by more than 30 calendar days from the date of the previous year’s meeting, pursuant to Rule 14a-8 (“Rule 14a-8”) under the Exchange Act, the Company is setting a deadline for receipt of Rule 14a-8 stockholder proposals that is a reasonable time before the Company expects to begin to print and send its proxy materials. Accordingly, the Company has set a new deadline for receipt at the Company’s principal executive offices of qualified stockholder proposals submitted pursuant to Rule 14a-8 for inclusion in the Company’s proxy materials for the Annual Meeting to be not later than January 19, 2024. Stockholder proposals must comply with the Company’s Amended and Restated Bylaws and the SEC’s rules regarding the inclusion of stockholder proposals in proxy materials.

Additionally, stockholders who wish to submit a proposal or director nomination for consideration at the Annual Meeting, other than pursuant to Rule 14a-8, must comply with the procedures set forth in the Amended and Restated Bylaws, including delivering proper notice in writing to the Company’s Secretary at its principal executive offices not later than January 19, 2024.

In addition, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act to comply with the universal proxy rules, which notice must be postmarked or transmitted electronically to the Company at its principal executive offices no later than January 19, 2024, which is 60 calendar days prior to the Annual Meeting.

All stockholder proposals must be received by the Company at its principal executive offices located at 17760 Newhope Street, Fountain Valley, CA 92708 addressed to the Secretary of the Company and must comply with applicable Delaware law, the rules and regulations promulgated by the SEC and the procedures set forth in the Company’s Amended and Restated Bylaws.

Item 9.01Financial Statements and Exhibits.

Exhibit No.	Exhibit
3.1	Amended and Restated Bylaws of Moving iMage Technologies, Inc., as of January 9, 2024 (Marked to show changes)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Moving iMage Technologies, Inc.

Date: January 9, 2024	By:	/s/ William Greene
	Name:	William Greene
	Title:	Chief Financial Officer